EXHIBIT 3.1

RESTATED CERTIFICATE OF INCORPORATION OF

OFFICEMAX INCORPORATED

The corporation’s present name is that shown above.  The corporation was originally incorporated under the name of BOISE PAYETTE LUMBER COMPANY OF DELAWARE and the date of filing of its original Certificate of Incorporation with the Delaware Secretary of State was April 23, 1931. On May 28, 1957, the corporation’s name was changed to BOISE CASCADE CORPORATION. This Restated Certificate of Incorporation was adopted by the board of directors of OfficeMax Incorporated on November 1, 2004, in accordance with the provisions of Section 245 of the General Corporation Law of the state of Delaware.  This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the corporation as heretofore amended, supplemented, or restated, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.  The capital of the corporation will not be reduced under or by reason of this restatement of the Restated Certificate of Incorporation.

FIRST:  The name of this corporation is OFFICEMAX INCORPORATED.

SECOND:  Its registered office in the state of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, county of New Castle.  The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD:  The nature of the business, or objects or purposes to be transacted, promoted, or carried on are:

(a)                                  To engage in and carry on the business of acquiring, owning, buying, selling, leasing, mortgaging, and exchanging timber and timberlands, and in manufacturing, distributing, marketing, or otherwise dealing in timber and lumber and all of the various products thereof, and to carry on in any capacity any business pertaining to, or which in the judgment of the corporation may at any time be convenient and lawfully conducted in conjunction with, any of the matters aforesaid.

(b)                                 To acquire, own, lease, occupy, use, or develop any lands containing timber or containing coal, iron, manganese, stone, or any other ores or minerals of any nature, or oil or any woodlands or any other lands for any purposes.

(c)                                  To erect, install, and operate lumber mills, sawmills, paper mills, smelters, or any other mills or manufacturing plants of any nature.  To construct, operate, and equip private logging railroads to be used and operated only for the purpose of carrying on the business of this corporation and not as a public carrier.

(d)                                 To manufacture, purchase, or otherwise acquire, invest in, own, mortgage, pledge, sell, assign, and transfer or otherwise dispose of, trade, deal in, and deal with goods, wares, and merchandise and personal property of every class and description.

(e)                                  To acquire, and pay for in cash, stock, or bonds of this corporation or otherwise, the good will, rights, assets, and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association, or corporation.

(f)                                    To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks, and trade names.

(g)                                 To acquire by purchase, subscription, or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts, or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality, or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers, and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement, and enhancement in value thereof.

(h)                                 To enter into, make, and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic, or government or colony or dependency thereof.

(i)                                     To borrow or raise moneys for any purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute, and issue promissory notes, draft, bills of exchange, warrants, bonds, debentures, and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance, or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

(j)                                     To loan to any person, firm, or corporation any of its surplus funds, either with or without security.

(k)                                  To purchase, hold, sell, and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

(l)                                     To have one or more offices and to carry on all or any of its operations and business in any of the states, districts, territories, or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony, or country.

(m)                               Without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, improve, convert, mortgage, sell, lease, convey, or otherwise dispose of or deal in, as a real estate agent, builder, contractor, or otherwise, real and personal property of every class and description in any of the states, districts, territories, or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony, or country.

(n)                                 To enter into partnership, joint venture, or other arrangement with any person, corporation, partnership, or other entity or entities for the purpose of engaging in any business or transaction which the corporation is authorized to carry on; and to invest in, lend money to, and otherwise assist any such partnership or venture.

(o)                                 In general, to carry on any other business and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the state of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

FOURTH:  The total number of shares of all classes of stock which the corporation shall have authority to issue is two hundred ten million (210,000,000), of which two hundred million (200,000,000) shares of the par value of $2.50 each are to be of a class designated Common Stock and ten million (10,000,000) shares without par value are to be of a class designated Preferred Stock.  The Preferred Stock shall be issuable in series.

1.                                      Common Stock Provisions.

1.1                                 Dividend Rights.  Subject to provisions of law and the preferences of the Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the board of directors.

1.2                                 Voting Rights.  Except as provided in the final two paragraphs of Section 2.6, the holders of the Common Stock shall have one vote for each share on each matter submitted to a vote of the stockholders of the corporation.  Except as otherwise provided by law or by the provisions of the Certificate of Incorporation or any amendment thereto or by resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have sole voting power.

1.3                                 Liquidation Rights.  In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and the preferential amounts to which the holders of the Preferred Stock shall be entitled, the holders of the Common Stock shall be entitled to share ratably in the remaining assets of the corporation.

2.                                      Preferred Stock Provisions.

2.1                                 Authority of the Board of Directors to Issue in Series.  The Preferred Stock may be issued from time to time in one or more series.  Subject to the provisions of the Certificate of Incorporation or any amendment thereto, authority is expressly granted to the board of directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolutions providing for the issue of each such series the voting powers, designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, and restrictions thereof (sometimes referred to as powers, preferences, and rights) to the full extent now or hereafter permitted by law, including but not limited to the following:

(a)                                  The number of shares of such series (which may subsequently be increased by resolutions of the board of directors) and the distinctive designation thereof;

(b)                                 The dividend rate of such series and any limitations, restrictions, or conditions on the payment of such dividends;

(c)                                  The price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

(d)                                 The amounts which the holders of the shares of such series are entitled to receive upon any liquidation, dissolution, or winding up of the corporation;

(e)                                  The terms of any purchase, retirement, or sinking fund to be provided for the shares of such series;

(f)                                    The terms, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or other securities, and the terms and conditions of such conversion or exchange; and

(g)                                 The voting powers, if any (not to exceed one vote per share), of such series in addition to the voting powers provided in Sections 2.6 and 2.8.

The Preferred Stock of each series shall rank on a parity with the Preferred Stock of every other series in priority of payment of dividends and in the distribution of assets in the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, to the extent of the preferential amounts to which the Preferred Stock of the respective series shall be entitled under the provisions of the Certificate of Incorporation or any amendment thereto or the resolutions of the board of directors providing for the issue of such series.  All shares of any one series of Preferred Stock shall be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates shall accumulate (if cumulative).

2.2                                 Definitions.

(a)                                  The term “arrearages,” whenever used in connection with dividends on any share of Preferred Stock, shall refer to the condition that exists as to dividends, to the extent that they are cumulative (either unconditionally, or conditionally to the extent that the conditions have been fulfilled), on such share which shall not have been paid or declared and set apart for payment to the date or for the period indicated, but the term shall not refer to the condition that exists as to dividends, to the extent that they are noncumulative, on such share which shall not have been paid or declared and set apart for payment.

(b)                                 The term “stock junior to the Preferred Stock,” whenever used with reference to the Preferred Stock, shall mean the Common Stock and other stock of the corporation over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any dissolution, liquidation, or winding up of the corporation.

(c)                                  The term “subsidiary” shall mean any corporation, association, or business trust, the majority of whose outstanding shares (at the time of determination) having voting power for the election of directors or trustees, either at all times or only so long as no senior class of shares has such voting power because of arrearages in dividends or because of the existence of some default, is owned directly or indirectly by the corporation.

2.3                                 Dividend Rights.

(a)                                  The holders of the Preferred Stock of each series shall be entitled to receive, when and as declared by the board of directors, preferential dividends in cash payable at such rate, from such date, and on such quarterly dividend payment dates and, if cumulative, cumulative from such date or dates, as may be fixed by the provisions of the Certificate of Incorporation or any amendment thereto or by the resolutions of the board of directors providing for the issue of such series.  The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than those specifically provided for by the Certificate of Incorporation or any amendment thereto, or such resolutions of the board of directors, nor shall any arrearages in dividends on the Preferred Stock bear any interest.

(b)                                 So long as any of the Preferred Stock is outstanding, no dividends (other than dividends payable in stock junior to the Preferred Stock and cash in lieu of fractional shares in connection with any such dividend) shall be paid or declared in cash or otherwise, nor shall any other distribution be made, on any stock junior to the Preferred Stock, unless

(i)                                     There shall be no arrearages in dividends on Preferred Stock for any past quarterly dividend period, and dividends in full for the current quarterly dividend period shall have been paid or declared on all Preferred Stock (cumulative and noncumulative); and

(ii)                                  The corporation shall have paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for the Preferred Stock of any series; and

(iii)                               The corporation shall not be in default on any of its obligations to redeem any of the Preferred Stock.

(c)                                  So long as any of the Preferred Stock is outstanding, no shares of any stock junior to the Preferred Stock shall be purchased, redeemed, or otherwise acquired by the corporation or by any subsidiary except in connection with a reclassification or exchange of any stock junior to the Preferred Stock through the issuance of other stock junior to the Preferred Stock, or the purchase, redemption, or other acquisition of any stock junior to the Preferred Stock, with proceeds of a reasonably contemporaneous sale of other stock junior to the Preferred Stock, nor shall any funds be set aside or made available for any sinking fund for the purchase or redemption of any stock junior to the Preferred Stock, unless

(i)                                     There shall be no arrearages in dividends on Preferred Stock for any past quarterly dividend period; and

(ii)                                  The corporation shall have paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for the Preferred Stock of any series; and

(iii)                               The corporation shall not be in default on any of its obligations to redeem any of the Preferred Stock.

(d)                                 Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, property, or stock junior to the Preferred Stock) as may be determined by the board of directors may be declared and paid on the shares of any stock junior to the Preferred Stock from time to time, and in the event of the declaration and payment of any such dividends, the holders of such junior stock shall be entitled, to the exclusion of holders of the Preferred Stock, to share ratably therein according to their respective interests.

(e)                                  Dividends in full shall not be declared or paid or set apart for payment on any series of Preferred Stock unless there shall be no arrearages in dividends on Preferred Stock for any past quarterly dividend period and dividends in full for the current quarterly dividend period shall have been paid or declared on all Preferred Stock to the extent that such dividends are cumulative, and any dividends paid or declared when dividends are not so paid or declared in full shall be shared ratably by the holders of all series of Preferred Stock in proportion to such respective arrearages and unpaid and undeclared current quarterly cumulative dividends.

2.4                                 Liquidation Rights.

(a)                                  In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive the full preferential amount fixed by the Certificate of Incorporation or any amendment thereto, or by the resolutions of the board of directors providing for the issue of such series, including any arrearages in dividends thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of any stock junior to the Preferred Stock.  After such payment in full to the holders of the Preferred Stock, the remaining assets of the corporation shall then be distributable exclusively among the holders of any stock junior to the Preferred Stock, according to their respective interests.

(b)                                 If the assets of the corporation are insufficient to permit the payment of the full preferential amounts payable to the holders of the Preferred Stock of the respective series in the event of a liquidation, dissolution, or winding up, then the assets available for distribution to holders of the Preferred Stock shall be distributed ratably to such holders in proportion to the full preferential amounts payable on the respective shares.

(c)                                  A consolidation or merger of the corporation with or into one or more other corporations or a sale of all or substantially all of the assets of the corporation shall not be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary.

2.5                                 Redemption.

(a)                                  Subject to the provisions of paragraph (a)(v) of Section 2.6, the corporation may, at the option of the board of directors, redeem the whole or any part of the Preferred Stock, or of any series thereof, at any time or from time to time within the period during which such stock is by its terms redeemable at the option of the board of directors, by paying such redemption price thereof as shall have been fixed by the Certificate of Incorporation or any amendment thereto or by the resolutions of the board of directors providing for the issue of the Preferred Stock to be redeemed, including an amount in the case of each share so to be redeemed equal to any arrearages in dividends thereon to the date fixed for redemption (the total amount so to be paid being hereinafter called the “redemption price”).

(b)                                 Unless expressly provided otherwise in the Certificate of Incorporation or any amendment thereto or by the resolutions of the board of directors providing for the issue of the Preferred Stock to be redeemed,

(i) notice of each such redemption shall be mailed not less than 30 days nor more than 90 days prior to the date fixed for redemption to each holder of record of shares of the Preferred Stock to be redeemed, at his address as the same may appear on the books of the corporation, and (ii) in case of a redemption of a part only of any series of the Preferred Stock, the shares of such series to be redeemed shall be selected pro rata or by lot or in such other manner as the board of directors may determine.  The board of directors shall have full power and authority, subject to the limitations and provisions contained in the Certificate of Incorporation or any amendment thereto or in the resolutions of the board of directors providing for the issue of the Preferred Stock to be redeemed, to prescribe the manner in which and the terms and conditions upon which the Preferred Stock may be redeemed from time to time.

(c)                                  If any such notice of redemption shall have been duly given, then on and after the date fixed in such notice of redemption (unless default shall be made by the corporation in the payment or deposit of the redemption price pursuant to such notice) all arrearages in dividends, if any, on the shares of Preferred Stock so called for redemption shall cease to accumulate, and on such date all rights of the holders of the Preferred Stock so called for redemption shall cease and terminate except the right to receive the redemption price upon surrender of their certificates for redemption and such rights, if any, of conversion or exchange as may exist with respect to such Preferred Stock under the provisions of the Certificate of Incorporation or any amendment thereto or in the resolutions of the board of directors providing for the issue of such Preferred Stock.

(d)                                 If, before the redemption date specified in any notice of the redemption of any Preferred Stock, the corporation shall deposit the redemption price with a bank or trust company in New York, New York, having a capital and surplus of at least $10,000,000 according to its last published statement of condition, in trust for payment on the redemption date to the holders of the Preferred Stock to be redeemed, from and after the date of such deposit all rights of the holders of the Preferred Stock so called for redemption shall cease and terminate except the right to receive the redemption price upon surrender of their certificates for redemption and such rights, if any, of conversion or exchange as may exist with respect to such Preferred Stock under the provisions of the Certificate of Incorporation or any amendment thereto or in the resolutions of the board of directors providing for the issue of such Preferred Stock.  Any funds so deposited which are not required for such redemption because of the exercise of any such right of conversion or exchange subsequent to the date of such deposit shall be returned to the corporation forthwith.  The corporation shall be entitled to receive from the depository, from time to time, the interest, if any, allowed on such funds deposited with it, and the holders of the shares so redeemed shall have no claim to any such interest.  Any funds so deposited and remaining unclaimed at the end of six years from the redemption date shall, if thereafter requested by the board of directors, be repaid to the corporation.

(e)                                  Shares of Preferred Stock of any series may also be subject to redemption, in the manner hereinabove prescribed under this Section 2.5, through operation of any sinking or retirement fund created therefor, at the redemption prices and under the terms and provisions contained in the resolutions of the board of directors providing for the issue of such series.

(f)                                    The corporation shall not be required to register a transfer of any share of Preferred Stock (i) within 15 days preceding a selection for redemption of shares of the series of Preferred Stock of which such share is a part or (ii) which has been selected for redemption.

(g)                                 If any obligation to retire shares of Preferred Stock is not paid in full on all series as to which such obligation exists, the number of shares of each such series to be retired pursuant to any such obligation shall be in proportion to the respective amounts which would be payable if all amounts payable for the retirement of all such series were discharged in full.

2.6                                 Restrictions on Certain Action Affecting Preferred Stock.  The corporation will not, without the consent given in writing or affirmative vote given in person or by proxy at a meeting held for the purpose,

(a)                                  By the holders of at 66 2/3% of the shares of Preferred Stock then outstanding,

(i)                                     Amend, alter, or repeal any of the provisions of the Certificate of Incorporation, or any amendment thereto, or the bylaws, of the corporation, so as to affect adversely the powers, preferences, or rights of the holders of the Preferred Stock or reduce the time for any notice to which only the holders of the Preferred Stock may be entitled; provided, however, the amendment of the provisions of the Certificate of Incorporation, as amended, so as to authorize or create, or to increase the authorized amount of Common Stock or other stock junior to the Preferred Stock or any stock of any class ranking on a parity with the Preferred Stock shall not be deemed to affect adversely the powers, preferences, or rights of the holders of the Preferred Stock;

(ii)                                  Authorize or create, or increase the authorized amount of, any stock of any class or any security convertible into stock of any class ranking prior to the Preferred Stock;

(iii)                               Voluntarily dissolve, liquidate, or wind up the affairs of the corporation, or sell, lease, or convey all or substantially all its property and assets;

(iv)                              Merge or consolidate with or into any other corporation, unless each holder of Preferred Stock immediately preceding such merger or consolidation shall receive in the resulting corporation the same number of shares, with substantially the same rights and preferences, as correspond to the Preferred Stock so held (in determining whether the shares in the resulting corporation so received have substantially the same rights and preferences the circumstance that such shares may constitute a different proportion of the ordinary voting power in the resulting corporation than the Preferred Stock constitutes of such voting power in the corporation shall be disregarded), and unless the corporation resulting from such merger or consolidation will have after such merger or consolidation no class of stock either authorized or outstanding ranking prior to the shares received by such holder and no securities either authorized or outstanding which are convertible into such prior stock, except the same number of shares of prior stock and the same amount of such convertible securities, with the same rights and preferences, as correspond to the prior stock of the corporation and securities convertible into prior stock of the corporation, respectively, authorized and outstanding immediately preceding such merger or consolidation; or

(v)                                 Purchase or redeem less than all of the Preferred Stock at the time outstanding unless the full cumulative dividend on all shares of Preferred Stock then outstanding shall have been paid or declared and a sum sufficient for payment thereof set apart;

(b)                                 By the holders of at 66 2/3% of the shares of any series of Preferred Stock then outstanding, amend, alter, or repeal any of the provisions of the Certificate of Incorporation or any amendment thereto, or the bylaws, or of the resolutions of the board of directors providing for the issue of such series so as to affect adversely the powers, preferences, or rights of the holders of the Preferred Stock of such series in a manner not equally applicable to all series of Preferred Stock; or

(c)                                  By the holders of at least a majority of the shares of Preferred Stock then outstanding,

(i)                                     Increase the authorized amount of the Preferred Stock; or

(ii)                                  Create any other class or classes of stock ranking on a parity with the Preferred Stock, either as to dividends or upon liquidation, or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any such stock ranking on a parity with the Preferred Stock, or increase the authorized number of shares of any such other class of stock or other security;

provided, however, that no such consent of the holders of the Preferred Stock shall be required if, at or prior to the time when such amendment, alteration, or repeal is to take effect or when the issuance of any such prior stock or convertible security is to be made, or when such consolidation or merger, voluntary liquidation, dissolution, or winding up, sale, lease, conveyance, purchase, or redemption is to take effect, as the case may be, provision is to be made for the redemption of all shares of Preferred Stock at the time outstanding, or, in the case of any such amendment, alteration, or repeal as to which the consent of less than all the Preferred Stock would otherwise be required, for the redemption of all shares of Preferred Stock the consent of which would otherwise be required.

If an amendment described in clause (i) of paragraph (a) of this Section 2.6 would in no way affect adversely the powers, preferences, or rights of the holders of any stock of the corporation other than the Preferred

Stock, such amendment may, to the extent permitted by Delaware law, be made effective by the adoption and filing of an appropriate amendment to the Certificate of Incorporation without obtaining the consent or vote of the holders of any stock of the corporation other than the Preferred Stock.

If an amendment described in paragraph (b) of this Section 2.6 would in no way affect adversely the powers, preferences, or rights of the holders of any stock of the corporation other than the Preferred Stock of a particular series, such amendment may, to the extent permitted by Delaware law, be made effective by the adoption and filing of an appropriate amendment to the Certificate of Incorporation of the corporation without obtaining the consent or vote of the holders of any stock of the corporation other than the Preferred Stock of such series.

2.7                                 Status of Preferred Stock Purchased, Redeemed, or Converted.  Shares of Preferred Stock purchased, redeemed, or converted into or exchanged for shares of any other class or series shall be deemed to be authorized but unissued shares of Preferred Stock undesignated as to series.

2.8                                 Election of Directors by Holders of Certain Preferred Stock in Event of Nondeclaration of Dividends.

(a)                                  The provisions of this Section 2.8 shall apply only to those series of Preferred Stock (applicable Preferred Stock) to which such provisions are expressly made applicable by the Certificate of Incorporation or any amendment thereto or resolutions of the board of directors providing for the issue of such series.

(b)                                 Whenever declarations or payments of dividends (including noncumulative dividends) on the shares of any series of applicable Preferred Stock shall be omitted in an aggregate amount equal to six quarterly dividends, the holders of the applicable Preferred Stock shall have the exclusive and special right, voting separately as a class and without regard to series, to elect at an annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the applicable Preferred Stock called as hereinafter provided, three members of the board of directors, until four consecutive quarterly dividends shall have been paid on or declared and set apart for payment on the shares of such series, if the shares of such series are noncumulative, or until all arrearages in dividends and dividends in full for the current quarterly period shall have been paid on or declared and set apart for payment on the shares of such series, if the shares of such series are cumulative, whereupon all voting rights as a class provided for under this Section 2.8 shall be divested from the applicable Preferred Stock (subject, however, to being at any time or from time to time similarly revived if declarations or payments of dividends for subsequent quarterly periods shall be omitted).

(c)                                  At any time after the holders of the applicable Preferred Stock shall have thus become entitled to elect three members of the board of directors, the secretary of the corporation may, and upon written request of holders of record of at least 5% of the shares of the applicable Preferred Stock then outstanding addressed to him at the principal office of the corporation shall, call a special meeting of the holders of the applicable Preferred Stock for the purpose of electing such directors, to be held at the place of annual meetings of stockholders of the corporation as soon as practicable after the receipt of such request upon the notice provided by law and the bylaws of the corporation for the holding of special meetings of stockholders; provided, however, the secretary need not call any such special meeting if the next annual meeting of stockholders is to convene within 90 days after the receipt of such request.  If such special meeting shall not be called by the secretary within 30 days after receipt of such request (not including, however, a request falling within the proviso to the foregoing sentence), then the holders of record of at least 5% of the shares of the applicable Preferred Stock then outstanding may designate in writing one of their number to call such a meeting at the place and upon the notice above provided, and any person so designated for that purpose shall have access to the stock records of the corporation for such purpose.

(d)                                 At any meeting at which the holders of the applicable Preferred Stock shall be entitled to vote for the election of such three directors as above provided, the holders of a majority of the applicable Preferred Stock then outstanding present in person or by proxy shall constitute a quorum for the election of such three directors and for no other purpose, and the vote of the holders of a majority of the applicable Preferred Stock so present at any such meeting at which there shall be such a quorum shall be sufficient to elect three directors.  The election of any such directors shall automatically increase the number of members of the board of directors by the number of directors so elected.  The persons so elected as directors by the holders of the applicable Preferred Stock shall hold office until their successors shall have been elected by such holders or until the right of the holders of the applicable Preferred Stock to vote as a class in the election of directors shall be divested as provided in paragraph (b) of this Section 2.8.  Upon divestment of the right to elect directors as above provided, any directors so elected by the holders of the applicable Preferred Stock shall forthwith cease to be directors of the corporation, and the number of directorships shall automatically be reduced accordingly.  If a vacancy occurs in a directorship elected by the holders of the applicable Preferred Stock voting as a class, a successor may be appointed by the remaining director or directors so elected by the holders of the applicable Preferred Stock.

(e)                                  At any such meeting or any adjournment thereof, (i) the absence of a quorum of the holders of the applicable Preferred Stock shall not prevent the election of the directors other than those to be elected by holders of the applicable Preferred Stock voting as a class, and the absence of a quorum of holders of the shares entitled to vote for directors other than those to be elected by the holders of the applicable Preferred Stock voting as a class shall not prevent the election of the directors to be elected by the holders of the applicable Preferred Stock voting as a class, and (ii) in the absence of a quorum of the holders of the applicable Preferred Stock, the holders of a majority of the applicable Preferred Stock present in person or by proxy shall have power to adjourn from time to time the meeting for the election of the directors which they are entitled to elect voting as a class, without notice other than announcement at the meeting, until a quorum shall be present, and in the absence of a quorum of the holders of the shares entitled to vote for directors other than those elected by the holders of the applicable Preferred Stock voting as a class, the holders of a majority of such stock present in person or by proxy shall have power to adjourn from time to time the meeting for the election of the directors which they are entitled to elect, without notice other than announcement at the meeting, until a quorum shall be present.

3.                                      Other Provisions.

3.1                                 Authority for Issuance of Shares.  The board of directors shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the corporation of any class at any time authorized, and any securities convertible into or exchangeable for any such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, the consideration for the issuance of shares of stock of the corporation having par value shall not be less than such par value.  Shares so issued, for which the consideration has been paid to the corporation, shall be full paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

3.2                                 Voting for Directors.  All elections of directors may be by voice vote, rather than by ballot, unless, by resolution adopted by the majority vote of the stockholders represented at the meeting, the election of directors by ballot is required.

3.3                                 No Preemptive Rights.  No holder of shares of any class of the corporation nor of any security or obligation convertible into, nor of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire, shares of any class of the corporation or of any security convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the corporation, whether now or hereafter authorized.

3.4                                 Abandonment of Dividends and Distributions.  Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in or to any dividends declared, or other distributions made, by the corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned, and such unclaimed dividends or other distributions in the possession of the corporation, its transfer agents, or other agents or depositaries, shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

3.5                                 Record Date.  The board of directors may set a record date in the manner and for the purposes authorized in the bylaws of the corporation, with respect to shares of stock of the corporation of any class or series.

3.6                                 No Consents.  Any action required or permitted to be taken at any annual or special meeting of stockholders must be taken at such a meeting duly called, upon proper notice to all stockholders entitled to vote.  No action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote.

4.                                      Provisions Relating to Series D Preferred Stock.  The provisions of the Convertible Preferred Stock, Series D, of the corporation are set forth in full in Annex I to this Restated Certificate of Incorporation, and they are incorporated herein by this reference thereto.

5.                                      Provisions Relating to Series F Preferred Stock.  The provisions of the 9.40% Cumulative Preferred Stock, Series F, of the corporation are set forth in full in Annex II to this Restated Certificate of Incorporation, and they are incorporated herein by this reference thereto.

6.                                      Provisions Relating to Series G Preferred Stock.  The provisions of the Conversion Preferred Stock, Series G, of the corporation are set forth in full in Annex III to this Restated Certificate of Incorporation, and they are incorporated herein by this reference thereto.

FIFTH:  The amount of capital with which the corporation will commence business is $1,000.

SIXTH:  Reserved.

SEVENTH:  The corporation is to have perpetual existence.

EIGHTH:  The private property of the stockholders shall not be subject to the payment of the corporate debts to any extent whatever.

NINTH:

9.1                                 The business and affairs of the corporation shall be managed by or under the direction of a board of directors.  The number of the directors of the corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire board of directors of the corporation, except that the minimum number of directors shall be fixed at no less than three and the maximum number of directors shall be fixed at no more than 15.  The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire board of directors.  At the 1985 meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, and Class III directors for a three-year term.  At each succeeding annual meeting of stockholders beginning in 1986, successors of the class of directors whose term expires at that annual meeting shall be elected for a three-year term.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

9.2                                 Nominations for election to the board of directors of the corporation at a meeting of stockholders may be made by the board, on behalf of the board by any nominating committee appointed by the board, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting.  Nominations, other than those made by or on behalf of the board, shall be made by notice in writing delivered to or mailed, postage prepaid, and received by the Corporate Secretary not less than 30 nor more than 60 days prior to any meeting of stockholders called for the election of directors; provided, however, if less than 35 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, the nomination must be received by the Corporate Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed.  The notice shall set forth:  (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, age, business address, and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the corporation which are beneficially owned by each nominee and by the nominating stockholder; (v) any other information concerning the nominee that must be disclosed of nominees in proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (vi) the executed consent of each nominee to serve as a director of the corporation, if elected.  The chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

9.3                                 Newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal, or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director.  Any additional director of any class elected to fill a vacancy in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.  A director shall hold office until the next annual meeting for the year in which his term expires and until such director’s successor shall have been elected and qualified.

9.4                                 Any director may be removed from office only with cause and only by the affirmative vote of the holders of at least 80% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

9.5                                 Notwithstanding the foregoing paragraphs 9.1, 9.2, 9.3, and 9.4, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, the then authorized number of directors of the corporation shall be increased by the number of additional directors to be elected, and such directors so elected shall not be divided into classes pursuant to this Article NINTH unless expressly provided by such terms.

9.6                                 Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with the purpose and intent of this Article NINTH.

9.7                                 In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make and alter the bylaws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

By resolution or resolutions passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

The corporation may in its bylaws confer powers upon its board of directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

TENTH:  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them, and/or between this corporation and its stockholders or any class of them, any Court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the Court of which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

ELEVENTH:  Both stockholders and directors shall have power, if the bylaws so provide, to hold their meetings, and to have one or more offices within or without the state of Delaware, and to keep the books of this corporation (subject to the provisions of the statutes), outside of the state of Delaware at such places as may be from time to time designated by the board of directors.

TWELFTH:

12.1                           In addition to any affirmative vote required by law or this Certificate of Incorporation or the bylaws, and except as otherwise expressly herein provided in this Article TWELFTH, a Business Combination (as hereinafter defined) shall require the affirmative vote of a majority of the voting power of all the shares of Voting Stock (as hereinafter defined) held by stockholders other than an Interested Stockholder (as hereinafter defined), with which or by or on whose behalf, directly or indirectly, a Business Combination is proposed, voting together as a single class.  Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

12.2                           The provisions of Section 12.1 of this Article TWELFTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation, the bylaws of the corporation, or any agreement with any national securities exchange, if all the conditions specified in either of the following paragraphs (a) or (b) are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the corporation’s outstanding Capital Stock (as hereinafter defined), if the condition specified in the following paragraph (a) is met:

(a)                                  The Business Combination shall have been approved by a majority (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Stockholder as hereinafter defined to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined); or

(b)                                 All of the following conditions shall have been met:

(1)                                  The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under subparagraphs (i) and (ii) below:

(i)                                     (if applicable) The highest per-share price (including any brokerage commissions, transfer taxes, and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any shares of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (a) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the “Announcement Date”) or (b) in the transaction in which it became an Interested Stockholder, whichever is higher; and

(ii)                                  The Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date referred to in this Article TWELFTH as the “Determination Date”), whichever is higher.

All per-share prices shall be adjusted to reflect any intervening stock splits, stock dividends, and reverse stock splits.

(2)                                  The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock (as hereinafter defined), other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii), and (iii) below:

(i)                                     (if applicable) The highest per-share price (including any brokerage commissions, transfer taxes, and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (a) within the two-year period immediately prior to the Announcement Date or (b) in the transaction in which it became an Interested Stockholder, whichever is higher;

(ii)                                  The Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and

(iii)                               (if applicable) The highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

All per-share prices shall be adjusted for intervening stock splits, stock dividends, and reverse stock splits.

The provisions of this paragraph (b)(2) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

(3)                                  The consideration to be received by holders of a particular class or series of outstanding Capital Stock (including Common Stock) shall be cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock.  If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

(4)                                  After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:  (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) in accordance with the terms of the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividend paid on the Common Stock (except as necessary to reflect any stock split, stock dividend, or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder’s percentage beneficial ownership of any class or series of Capital Stock.

(5)                                  After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(6)                                  A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules, or regulations) shall be mailed to public stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).  The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by the corporation.

(7)                                  Such Interested Stockholder shall not have made any major change in the corporation’s business or equity capital structure without the approval of a majority of the Continuing Directors.

12.3  For the purposes of this Article TWELFTH:

(a)                                  The term “Business Combination” shall mean:

(1)                                  Any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder or (b) any other company (whether or not such other company is an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

(2)                                  Any sale, lease, exchange, mortgage, pledge, transfer, or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation, or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities, or commitments of the corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder having an aggregate Fair Market Value and/or involving aggregate commitments of $40,000,000 or more or constituting more than 5% of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5% of stockholders’ equity (in the case of transactions involving capital stock) of the entity in question (the “Substantial Part”), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the corporation would be required to approve or authorize the Business Combination involving the assets, securities, and/or commitments constituting any Substantial Part; or

(3)                                  The adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(4)                                  Any reclassification of securities (including any reverse stock split), or recapitalization of the corporation or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of Capital Stock, or any securities convertible into Capital Stock, or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(5)                                  Any agreement, contract, or other arrangement providing for any one or more of the actions specified in the foregoing clauses (1) through (4).

(b)                                 The term “Capital Stock” shall mean all capital stock of this corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation, and the term “Voting Stock” shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the corporation generally.

(c)                                  A “person” shall mean any individual, firm, corporation, partnership, trust, or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement, or understanding, directly or indirectly, for the purpose of acquiring, holding, voting, or disposing of Capital Stock.

(d)                                 “Interested Stockholder” shall mean any person (other than the corporation or any Subsidiary and other than any profit-sharing, employee stock ownership, or other employee benefit plan of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

(1)                                  Is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding Voting Stock; or

(2)                                  Is an Affiliate or Associate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding Voting Stock; or

(3)                                  Is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(e)                                  A person shall be a “beneficial owner” of any Capital Stock:

(1)                                  Which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(2)                                  Which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement, or understanding; or

(3)                                  Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.  For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (d) of this Article, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of paragraph (e) of this Article but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

(f)                                    “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1985 (the term “registrant” in said Rule 12b-2 meaning, in this case, the corporation).

(g)                                 “Subsidiary” means any company of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, for the purposes of the definition of Interested Stockholder set forth in paragraph (d) of this section, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is beneficially owned, directly or indirectly, by the corporation.

(h)                                 “Continuing Director” means any member of the board of directors of the corporation (the “Board”) while such person is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board on March 1, 1985, or prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended to succeed the Continuing Director by a majority of Continuing Directors then on the Board.

(i)                                     “Fair Market Value” means:  (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by a majority of Continuing Directors then on the Board.

(j)                                     In the event of any Business Combination in which the corporation survives, the phrase “consideration other than cash to be received” as used in paragraphs (b)(1) and (2) of Section 12.2 of this Article shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

12.4                           The board of directors of the corporation shall have the power and duty to determine for the purposes of this Article TWELFTH, on the basis of information known to them after reasonable inquiry (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the requirements of paragraph (b) of Section 12.2 have been met with respect to any Business Combination, and (e) whether any sale, lease, exchange, mortgage, pledge, transfer, or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation, or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities, or commitments of the corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder has an aggregate Fair Market Value and/or involves aggregate commitments of $40,000,000 or more or constitutes a Substantial Part.  Any such determination made in good faith shall be binding and conclusive on all parties.

12.5                           Nothing contained in this Article TWELFTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

12.6                           Consideration for shares to be paid to any stockholder pursuant to this Article TWELFTH shall be the minimum consideration payable to the stockholder and shall not limit a stockholder’s right under any provision of law or otherwise to receive greater consideration for any shares of the corporation.

12.7                           The fact that any Business Combination complies with the provisions of Section 12.2 of this Article TWELFTH shall not be construed to impose any fiduciary duty, obligation, or responsibility on the Board, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the corporation, nor shall such compliance limit, prohibit, or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

12.8                           Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of the corporation), the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Voting Stock, voting together as a single class, shall be required to alter, amend, or adopt any provisions inconsistent with or repeal this Article TWELFTH; provided, however, if such action has been proposed, directly or indirectly, on behalf of an Interested Stockholder, it must also be approved by the affirmative vote of a majority of the voting power of all of the shares of Voting Stock held by stockholders other than such Interested Stockholder, and further provided that this Section 12.8 shall not apply to, and such 80% vote shall not be required for, any amendment, repeal, or adoption unanimously recommended by the Board, if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of paragraph (h) of Section 12.3 of this Article TWELFTH.

THIRTEENTH:

13.1                           No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this Article 13.1 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions prior to such amendment or repeal.

13.2                           The corporation shall indemnity, to the fullest extent authorized or permitted and in the manner provided by law, any person made, or threatened to be made, a party to any action, suit, or proceeding (whether civil, criminal, or otherwise) by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer of the corporation or by reason of the fact that such director or officer, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in any capacity.  Nothing contained herein shall affect any rights to indemnification to which employees and agents other than directors and officers may be entitled by law, and the corporation may indemnify such employees and agents to the fullest extent and in the manner permitted by law.  The rights to indemnification set forth in this Section 13.2 shall not be exclusive of any other rights to which any person may be entitled under any statute, provision of this Certificate of Incorporation, bylaw, agreement, contract, vote of stockholders or disinterested directors, or otherwise.  The corporation also is authorized to enter into contracts of indemnification.

FOURTEENTH:  The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, said OFFICEMAX INCORPORATED has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by its Vice President and General Counsel this November 3, 2004.

OFFICEMAX INCORPORATED

By	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel